                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         MYLEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                                     [LOGO]

                                 April 16, 1999

Dear Fellow Stockholder:

    The Board of Directors of Mylex Corporation is pleased to invite you to attend the Company's 1999 Annual Meeting of Stockholders to be held on Monday, May 17, 1999, at 2:00 p.m., at the Sheraton Palo Alto, located at 625 El Camino Real, Palo Alto, California 94301.

    At the meeting, we will vote to elect six directors and vote on the proposals described in the accompanying Notice and Proxy Statement. We will also report to you on the operations of the Company. You will have the opportunity to ask questions about the business that may be of general interest to stockholders.

    I urge you to vote your Proxy as soon as possible. Your vote is very important regardless of the number of shares you own. Please mark, sign and date each Proxy card you receive and return it, at your earliest convenience, in the postage-paid envelope provided, even if you currently plan to attend the Annual Meeting. Returning your Proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend. I encourage you to vote "FOR" each of the Board's nominees for director and "FOR" the proposals discussed in the accompanying Notice and Proxy Statement.

                                          Sincerely,

                                          /s/ Al Montross

                                          Al Montross
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                               MYLEX CORPORATION
                                ----------------

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                             ---------------------

                                 APRIL 16, 1999

TO OUR STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Mylex Corporation, a Delaware corporation (the "Company"), will be held on Monday, May 17, 1999, at 2:00 p.m., at the Sheraton Palo Alto, located at 625 El Camino Real, Palo Alto, California 94301, for the following purposes:

    1. To elect six (6) Directors of the Company to serve for the following year or until their successors are duly elected and qualified or until their earlier resignation or removal.

    2. To approve adoption of the Company's 1998 Stock Option and Incentive Plan and the reservation of 2,000,000 shares of the Company's Common Stock for issuance thereunder.

    3. To approve adoption of the Company's 1998 Employee Stock Purchase Plan and the reservation of 500,000 shares of the Company's Common Stock for issuance thereunder.

    4. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending December 25, 1999.

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 7, 1999 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          Sincerely,

                                          /s/ Al Montross

                                          Al Montross
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                     [LOGO]

                               MYLEX CORPORATION

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999

GENERAL

    The enclosed Proxy is solicited on behalf of Mylex Corporation (the "Company") for the Annual Meeting of Stockholders to be held on May 17, 1999, at 2:00 p.m., at the Sheraton Palo Alto, located at 625 El Camino Real, Palo Alto, California 94301, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (510) 796-6100.

    This Proxy Statement and the enclosed Proxy are first being mailed on or about April 16, 1999 to all stockholders entitled to notice of and vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

    Only stockholders of record at the close of business on April 7, 1999 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding voting securities of the Company at March 27, 1999, consisted of 20,689,208 shares of Common Stock, par value $0.01.

REVOCABILITY OF PROXIES

    The enclosed Proxy is revocable at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date. If a person who has executed and returned a Proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the Proxyholders with respect to his or her Proxy.

VOTING AND SOLICITATION

    Each outstanding share of the Company's Common Stock is entitled to one vote on all matters submitted to a vote at a meeting of stockholders.

    The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph, facsimile, or otherwise. If not otherwise specified, all proxies received pursuant to this solicitation will be voted FOR each of Management's nominees for director and FOR the proposals identified in the foregoing Notice and described herein.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that the presence in person or by Proxy of stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote shall constitute a quorum at an annual meeting of stockholders.

    For determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a Proxy (so called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. However, broker non-votes shares that abstain and shares for which the authority to vote is withheld on certain matters will be treated as present for quorum purposes on all matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals by stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than on December 17, 1999, in order that they may be considered for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A board of six directors is to be elected at the Annual Meeting. Until otherwise instructed, the Proxyholders will vote all of the Proxies received by them for each of the Company's six nominees named below. Each of the nominees is currently a director of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the Proxyholders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the Proxyholders. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

NOMINEES

    The names of the nominees of management and certain information about them are set forth below.

                                                                                                                 DIRECTOR
             NAME                   AGE                            PRINCIPAL OCCUPATION                            SINCE
------------------------------      ---      -----------------------------------------------------------------  -----------
Mr. Ismael Dudhia.............      64       Independent Consultant                                                1991
Dr. M. Yaqub Mirza............      52       Chief Executive Officer and President of Mar-Jac Investments,         1988
                                             Inc.
Dr. Inder M. Singh............      53       Chief Executive Officer and Chairman of Lynx Real-Time System,        1986
                                             Inc.
Mr. Al Montross...............      62       Chief Executive Officer and President of the Company                  1994
Mr. Stephen McKenzie..........      69       Independent Consultant                                                1995
Mr. Walter Wilson.............      55       Senior Vice President Supply Chain Integration and Information        1997
                                             Technology of Solectron Corporation

    Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years.

ISMAEL DUDHIA

    Mr. Dudhia was elected as a Director of the Company in July 1991 and became Chairman in December 1993. Mr. Dudhia has been an independent consultant since late 1991. From 1983 until 1991, Mr. Dudhia was Chairman of the Board and active in the management of Coolidge Bank and Trust

Company of Boston, Massachusetts, which Mr. Dudhia owned from 1986 until 1991. In 1961, Mr. Dudhia obtained a degree of Barrister-at-Law from Lincoln's Inn, one of the four historical legal education institutions in England.

M. YAQUB MIRZA

    Dr. Mirza has served as a Director of the Company since December 1988. He was Secretary of the Company from 1989 through May, 1998. He is currently President and Chief Executive Officer of Mar-Jac Investments, Inc., an investment and management consulting firm that is a stockholder of the Company. He currently serves as a Trustee and Treasurer on the Board of Trustees of Amana Mutual Funds Trust, a mutual fund. He is also Chairman of the Board of Jugos Concetrados, S.A., which is traded on the Santiago, Chile, Stock Exchange. Dr. Mirza also serves as an officer of Safa Trust. Dr. Mirza holds a Doctorate in Physics from the University of Texas.

INDER M. SINGH

    Dr. Singh has served as a Director of the Company since December 1986. Since March 1988, Dr. Singh has been the Chief Executive Officer and Chairman of Lynx Real-Time System, Inc., a software company. From 1985 to 1988, he was the owner and operator of Simran Associates, a computer consulting firm. From 1982 to 1985, he served as Chief Executive Officer and President of Excelan, Inc. Before forming Excelan, Inc., Dr. Singh held executive level positions with Zilog Incorporated and Amdahl Corporation. Dr. Singh holds a Doctorate in Computer Science from Yale University.

AL MONTROSS

    Mr. Montross was appointed President and Chief Executive Officer of the Company in April 1994 and became a Director in May 1994. In September 1993, Mr. Montross joined the Company as Executive Vice President and in December 1993 was appointed Acting President and Chief Operating Officer. From August 1992 to September 1993, he held the position of Senior Vice President at Distributed Processing Technology of Maitland, Florida, a computer peripherals manufacturer. From 1989 to 1992, Mr. Montross held the position of President and Chief Operating Officer at Inacomp Computer Centers, Inc., of Troy Michigan, a computer equipment and network reseller. He currently serves as a director of American Speedy Printing Centers, Inc. Mr. Montross holds a Bachelor's degree in Economics from Siena College in New York.

STEPHEN MCKENZIE

    Mr. McKenzie was appointed as a Director in January 1995. Mr. McKenzie was Chief Executive Officer of Resource Management, a receivables financing company, from 1991 to September, 1998. From 1989 to 1991, he was Senior Vice President of Sales and Marketing and co-founder of Reply Corporation, a manufacturer of microchannel personal computers. From 1987 to 1989, Mr. McKenzie was President of Acer America, Inc., a computer clone manufacturer. He currently serves as a member of the Board of Directors of Microspeed Corporation, a manufacturer of personal computer input devices. Mr. McKenzie holds a Bachelor's degree in Political Science from the University of Nebraska.

WALTER WILSON

    Mr. Wilson is currently Senior Vice President, Supply Chain Integration and Information Technology of Solectron Corporation. Mr. Wilson joined Solectron in 1989 as the Vice President of Project Management and was soon promoted to Senior Vice President of the corporation. During his nine years at Solectron, Wilson has held numerous positions, including President of Solectron California, President of Solectron North America and President of Solectron Americas. Prior to joining Solectron, Mr. Wilson spent 24 years at IBM Corporation, where he held various domestic and international management positions in manufacturing, technology and product development and corporate operations. In addition to his executive responsibilities at Solectron, he currently serves as a director of Asyst Technologies. Mr. Wilson holds Bachelor of Science degrees in Electrical Engineering and Applied Mathematics from California State Polytechnic University, and a Master of Business Administration degree from Santa Clara University.

VOTE REQUIRED AND BOARD OF DIRECTOR'S RECOMMENDATION

    The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO
         APPROVAL OF THE COMPANY'S 1998 STOCK OPTION AND INCENTIVE PLAN

GENERAL

    On July 1, 1998, the Board adopted, subject to stockholder approval, the Mylex Corporation 1998 Stock Option and Incentive Plan (the "1998 Plan"). The following description of the 1998 Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is included as Appendix A to this Proxy Statement.

SUMMARY OF 1998 PLAN

    PURPOSE. The purpose of the 1998 Plan is to enable the Company to attract, retain and motivate its employees, consultants and non-employee directors and to align the interests of all such persons with the interests of the Company's stockholders by providing for or increasing the proprietary interests of such persons in the Company.

    ADMINISTRATION. The 1998 Plan will be administered by a committee of the Board (the "Independent Committee") consisting of two or more directors, each of whom is an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Subject to the provisions of the 1998 Plan, the Independent Committee has full and final authority to select the participants to whom the Company will grant awards, to grant such awards and to determine the terms and conditions, and the number of shares to be issued pursuant to, such awards.

    ELIGIBILITY. Every employee, director or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1998 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1998 Plan is 2,000,000, subject to certain adjustments. The aggregate number of shares of Common Stock subject to awards granted to any non-employee director in any calendar year may not exceed 20,000, other than Non-Employee Director Options discussed below.

    AWARDS. The 1998 Plan authorizes the Independent Committee to enter into any type of arrangement with a participant, consistent with the 1998 Plan, involving the issuance of (1) Common Stock or (2) a derivative security, as Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") defines that term, or any other right or interest with an exercise or conversion privilege at a price related to the fair market value of the Common Stock or with a value dervived from the value of the Common Stock. The exercise or conversion price of any award intended to qualify as "performance based compensation" for purposes of Section 162(m) of the Code will not be less than the fair market value of the Common Stock on the date of grant.

    Awards are not restricted to any specified form or structure and may include arrangements such as sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. To date, the only awards granted under the 1998 Plan have been stock options.

    An award granted under the 1998 Plan is likely to include provisions conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Independent Committee, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, or a dissolution, liquidation, merger, reclassification, sale of substantially all the property and assets of the Company or other similar significant corporate transaction. Any stock option granted to an employee under the 1998 Plan may be an incentive stock option or a non-qualified stock option. See "FEDERAL TAX TREATMENT, INCENTIVE STOCK OPTIONS" and "FEDERAL TAX TREATMENT, NONQUALIFIED OPTIONS," below.

    An award under the 1998 Plan may permit the recipient to pay part or all of the purchase price for the shares of Common Stock or other property issuable pursuant to the award, and part or all of the recipient's tax withholding obligations with respect to the issuance, by delivering cash, by delivering previously owned shares of capital stock of the Company or other property deemed acceptable by the Independent Committee, by reducing the amount of shares or other property otherwise issuable pursuant to the award or by delivering a promissory note with terms and conditions determined by the Independent Committee. If an option granted under the 1998 Plan permits the recipient to pay for shares with previously owned shares, the recipient could exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired by each such transaction to pay the purchase price of the shares acquired in the following transaction, to acquire a larger number of shares with no more investment than the shares received upon the first such exercise.

    NON-EMPLOYEE DIRECTOR OPTIONS. The 1998 Plan provides for the automatic grant of stock options to non-employee directors ("Non-Employee Director Options"). The Company will grant each new non-employee director, automatically upon his or her first election or appointment to the Board or upon full vesting of all his or her options to purchase Common Stock under the 1998 Plan or any other stock option plan of the Company, an option to purchase 30,000 shares of Common Stock. Each year, the Company also will grant each non-employee director, automatically on the first business day after the anniversary of the date of grant of the first option automatically granted, an option to purchase an additional 12,000 shares of Common Stock. The exercise price for each Non-Employee Director Option is the fair market value on the date of grant of the shares of Common Stock subject to the option.

    One-sixteenth of the shares of Common Stock subject to each Non-Employee Director Option will become exercisable, cumulatively, on each of the quarterly anniversaries of the date of grant. A Non-Employee Director Option will become fully exercisable on the date upon which the optionee ceases to be a non-employee director as a result of his or her death or total disability. In addition, all outstanding Non-

Employee Director Options may be exercised in full on the first of the following events to occur after July 1, 2000:

    (1) Immediately prior to the consummation of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to the 1998 Plan are exchanged for or converted into cash, property or securities not issued by the Company;

    (2) The dissolution or liquidation of the Company;

    (3) The sale of all or substantially all the property and assets of the Company; or

    (4) The date of dissemination to the stockholders of the Company of a proxy statement or an information statement disclosing a change of control of the Company.

    Each Non-Employee Director Option granted under the 1998 Plan will expire on the first to occur of the following:

    (1) the first anniversary of the date upon which the optionee ceases to be a non-employee director as a result of death or total disability;

    (2) the ninetieth day after the date on which the optionee ceases to be a non-employee director for any reason other than death or total disability; or

    (3) the tenth anniversary of the date of grant of such option.

    PLAN DURATION. The 1998 Plan became effective upon its adoption by the Board on July 1, 1998, but no shares of Common Stock may be issued or sold until the Company's stockholders approve the 1998 Plan. No awards may be made under the 1998 Plan after June 30, 2008. Although the Company may issue shares of Common Stock after that date pursuant to awards made before that date, the Company may not issue any such shares under the 1998 Plan after June 30, 2018.

    AMENDMENTS AND TERMINATION. The Board may amend or terminate the 1998 Plan at any time and in any manner, subject to the following:

    (1) the Board may not amend or terminate the 1998 Plan to deprive the recipient of any award of the award or any of his or her rights respecting the award without his or her consent;

    (2) the Board may not amend the principal terms and conditions relating to Non-Employee Director Options more than every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations promulgated under either law, all as amended from time to time; and

    (3) the Board may not amend the 1998 Plan to increase the maximum number shares of Common Stock that may be issued pursuant to all awards, including incentive stock options, granted under the 1998 Plan, or awards of any type granted under the 1998 Plan during any calendar year to any one participant, change the class of persons eligible to receive awards under the 1998 Plan, materially increase the benefits accruing to participants subject to Section 16 of the 1934 Act in a manner not specifically contemplated by the 1998 Plan or affect the 1998 Plan's compliance with Rule 16b-3 under the 1934 Act or applicable provisions of the Code, as amended from time to time, without the approval of the Company's stockholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code and other applicable code provisions and related regulations.

FEDERAL INCOME TAX TREATMENT

    The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 1998 Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on its conditions, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise.

    INCENTIVE OPTIONS. Under the 1998 Plan, employees may be granted options that are intended to qualify as incentive stock options under the provisions of
Section 422 of the Code ("Incentive Options"). Non-Employee Director Options do not qualify as Incentive Options. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or the exercise of an Incentive Option. The optionee generally recognizes capital gain or capital loss on the sale of the shares acquired upon the exercise of an Incentive Option equal to the difference between the sales price and the exercise price of such Incentive Option, and the Company is not entitled to a deduction. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option at any time within one year after the exercise, or within two years after the grant, of the Incentive Option, then the optionee will recognize compensation (ordinary income) in an amount equal to the excess of the sale price of those shares over the exercise price. In such a case, the Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee.

    An optionee may be taxed on the exercise of an Incentive Option under the alternative minimum tax. The amount by which the fair market value of the stock received upon exercise of an Incentive Option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's alternative minimum taxable income ("AMTI") in the year of exercise. The alternative minimum tax rate is 26% on total AMTI (reduced by the applicable statutory exemption, if any) of $175,000 or less in any year and 28% on AMTI in excess of $175,000.

    NONQUALIFIED OPTIONS. The grant of an option or other similar right to acquire stock that does not qualify for treatment as an Incentive Option (a "Nonqualified Option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize compensation (i.e., ordinary income) in an amount equal to the excess of the fair market value of the stock on the date of the exercise over the exercise price, and the Company will be entitled to a tax deduction equal to such amount. See "SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS, INCLUDING NON-EMPLOYEE DIRECTORS," below.

    RESTRICTED SHARES. Awards under the 1998 Plan also may include stock sales, stock bonuses or other grants of stock involving shares that are subject to restrictions that constitute a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Restricted Shares"). The recipient generally will not be taxed on the receipt of Restricted Shares until the restrictions expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price, if any. However, if the recipient makes an election under Section 83(b) of the Code within 30 days after receiving Restricted Shares ("83(b) Election"), he or she will recognize compensation income (and the Company will be entitled to a deduction), instead, at the time of receipt of the restricted shares and equal, instead, to the excess of the fair market value of the shares on the date of receipt over the purchase price. A recipient who makes an Section 83(b) election generally recognizes capital gain on any gain realized upon a subsequent disposition of the shares in an amount in excess of fair market value of the Restricted Shares on the date of receipt, but is not permitted to recognize a loss if the shares are subsequently forfeited.

    SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS, INCLUDING NON-EMPLOYEE DIRECTORS. If an optionee is a director, officer or stockholder subject to
Section 16 of the 1934 Act (an "Insider") and exercises a Nonqualified Option within six months of the date of grant, the shares received will be considered Restricted Shares until the earlier of (1) six months after the date of grant or
(2) the date of disposition of the shares (the "16(b) Date"). Unless the Insider has made an 83(b) Election, he or she will recognize ordinary income on the 16(b) Date equal to the excess of the fair market value of the shares on that date over the exercise price.

    MISCELLANEOUS TAX ISSUES. Awards may be granted under the 1998 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards.

    The Company may be required to make arrangements for payment of applicable withholding taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1998 Plan.

    With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

    Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 1998 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares.

    The terms of the agreements pursuant to which specific awards are made to employees under the 1998 Plan are likely to provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event, and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Those provisions will subject a recipient to 20% excise tax on, and deny the Company any deductions respecting, any such excess parachute payments.

    In certain instances, the Company may be denied a deduction for compensation (including compensation attributable to awards made under the 1998 Plan) to certain officers of the Company to the extent their compensation exceeds $1 million in a given year.

    The foregoing brief summary of the effect of federal income taxation upon the participants and the Company with respect to the award and exercise of options and other equity-based incentive arrangements under the 1998 Plan and the disposition of shares so acquired does not purport to be complete. Reference should be made to the applicable provisions of the Code and the related regulations for detailed information concerning the tax effects of each such transaction. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside or the Company is located.

PARTICIPATION IN THE 1998 PLAN BY EXECUTIVE OFFICERS, OTHER EMPLOYEES AND
  NON-EMPLOYEE DIRECTORS

    Although all employees, consultants and non-employee directors, a total of approximately 300 persons, are eligible to receive options or other equity-based incentive arrangements under the 1998 Plan, such grants will be made only with the approval of the Independent Committee. Because all grants under the 1998 Plan are discretionary, future grants to eligible participants are not determinable. As described above, the grant of certain options to non-employee directors is non-discretionary and will be made automatically as provided in the 1998 Plan.

    Certain executive officers and employees of the Company have been granted stock options under the 1998 Plan, subject to stockholder approval of the 1998 Plan. The following table sets forth the options granted under the 1998 Plan as of April 16, 1999.

                               NEW PLAN BENEFITS
                      1998 STOCK OPTION AND INCENTIVE PLAN

                                                                             DOLLAR       NUMBER
NAME AND POSITION                                                           VALUE ($)    OF UNITS
------------------------------------------------------------------------  -------------  ---------
  Al Montross...........................................................           (1)     400,000(2)
  President and Chief Executive Officer
  Colleen Gray..........................................................           (1)      36,000(2)
  Vice President and Chief Financial Officer
  KK Rao................................................................           (1)      27,000(2)
  Vice President and Chief Technology Officer
  Balbir Singh..........................................................           (1)      24,000(2)
  Vice President Operations
  Ronald G. von Trapp...................................................           (1)      24,000(2)
  Vice President Worldwide Sales and Marketing
  Joseph A. Schmidt.....................................................           (1)       9,000(2)
                                                                                   --    ---------
  Vice President Human Resources
  Executive Group.......................................................           (1)     520,000(2)
  Non-Executive Director Group..........................................           --           --
  Non-Executive Employee Group..........................................           (1)     472,250(2)

------------------------

(1) The value of the Common Stock, as of January 27, 1999, is $11.00 per share.

(2) Stock options granted on January 27, 1999, with an exercise price of $11.00 and an expiration on January 27, 2009. Each option, other than the option granted to Mr. Montross, is exercisable cumulatively at a rate of 25% of the shares subject to the option on the first anniversary of the grant date of the option and 6.25% of such shares on each of the 12 immediately succeeding consecutive quarterly anniversaries. The option granted to Mr. Montross is exercisable cumulatively at a rate of 25% of the shares subject to the option on each of the first four anniversaries of the grant date.

VOTE REQUIRED

    The affirmative vote of a majority of the votes present or represented by Proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" APPROVAL OF THE 1998 STOCK OPTION AND INCENTIVE PLAN.

                                 PROPOSAL THREE
          APPROVAL OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    On November 20, 1998, the Board adopted, subject to stockholder approval, the Mylex Corporation 1998 Employee Stock Option Purchase Plan (the "Purchase Plan"). The following description is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is included as Appendix B to this Proxy Statement. The Purchase Plan, and the right of the participants to make purchases under the Purchase Plan, are intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). A total of 500,000 shares of Common Stock are reserved for issuance under the Purchase Plan. No shares of the Common Stock have yet been sold pursuant to the Purchase Plan. There are approximately 300 employees eligible to participate in the Purchase Plan.

SUMMARY OF PURCHASE PLAN

    PURPOSE. The purpose of the Purchase Plan is to maintain competitive equity compensation programs and to provide present and future employees of the Company and its majority-owned subsidiaries an incentive in the performance of their services by giving them an opportunity to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock and to profit from increases in the value of the Common Stock, thereby more closely aligning the interests of the employees and the stockholders.

    ADMINISTRATION. The Purchase Plan is administered by the Board or a Committee (the "Committee") appointed by the Board, consisting of not less than two members of the Board who are not officers or employees of the Company or of any of its subsidiaries. The Committee has the authority to interpret the Purchase Plan, to prescribe, amend and rescind rules and regulations relating to the Purchase Plan and to make all determinations necessary or advisable for the administration of the Purchase Plan, all of which actions and determinations are final, conclusive and binding on all participants.

    ELIGIBILITY. Subject to certain limitations imposed by Section 423(b) of the Code (or successor provisions), any person employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, as long as the employee is so employed on the first day of an offering period (as described below). Eligible employees become participants in the Purchase Plan by delivering to the Company an enrollment agreement authorizing payroll deductions before the first day of an offering period, unless the Committee sets another time for delivering the enrollment agreement for all eligible employees.

    OFFERING DATES. The Purchase Plan is implemented by a series of offering periods of approximately six months in duration, each of which commences on the first day on which national stock exchanges and the Nasdaq system are open for trading (a "Trading Day") after each June 1 and December 1. However, the first offering period under the Purchase Plan commenced on December 16, 1998. Each option period ends with an exercise date that is the last Trading Day before each November 30 and May 31. The Committee may alter the duration of the offering periods without stockholder approval.

    PURCHASE PRICE. The exercise price of each of the shares in each offering period shall be the lower of (a) 85% of the fair market value of a share of the Common Stock on the first day of each offering period, or (b) 85% of the fair market value of a share of the Common Stock on the applicable exercise date. The fair market value of the Common Stock on a given date is the last sale price of the Common Stock on the Nasdaq national market system on that date.

    PAYMENT OF PURCHASE PRICE, PAYROLL DEDUCTIONS. The purchase price of the shares is accumulated by payroll deductions during an offering period. The deductions may be any whole percentage amount between 1% and 10% of the participant's eligible compensation on each payroll date during the offering period. For purposes of the Purchase Plan, eligible compensation includes each participant's full salary and wages, including commissions, bonuses and overtime pay (at the election of the participant), any pension or other profit sharing plan, any fringe benefits and certain forms of extraordinary pay. A participant may discontinue his or her participation in the Purchase Plan at any time during an offering period. In addition, a participant may, no more than once in any offering period, reduce or increase the rate of his or her payroll deductions. A participant also may suspend and recommence his or her payroll deductions in any offering period. Payroll deductions commence on the first payday following the first day of each offering period and continue at the same rate until the last payday in the offering period, unless the participant terminates participation in the Purchase Plan, reduces or increases the rate of the payroll deductions or suspends payroll deductions.

    GRANT OF OPTIONS. On the first day of each offering period, each eligible employee is granted an option to purchase, on the exercise date for the offering period, a number of shares of Common Stock determined by dividing such employee's payroll deductions accumulated during the offering period by the exercise price, up to a maximum of 1,250 shares of Common Stock for any one employee during any offering period. Notwithstanding any provision of the Purchase Plan to the contrary, no employee shall be granted an option under the Plan if, immediately after the grant, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries (including stock which may be purchased under the Purchase Plan or any other options). Nor may any employee be granted an option that would permit the employee to purchase Common Stock under the Purchase Plan or any other stock purchase plan of the Company or any of its subsidiaries in any calendar year having a fair market value that exceeds $25,000, determined based on the fair market value of the shares at the time the option is granted.

    EXERCISE OF OPTIONS. Unless a participant withdraws from the Purchase Plan, the participant's option for the purchase of shares of Common Stock will be exercised automatically, on the exercise date of each offering period, to purchase the maximum number of full shares of Common Stock (subject to the limitations described above) that may be purchased at the applicable exercise price with the accumulated payroll deductions in the participant's account.

    WITHDRAWAL AND TERMINATION. A participant may withdraw all payroll deductions credited to his or her account under the Purchase Plan and terminate his or her participation in the Purchase Plan, in whole but not in part, by giving written notice to the Company. Such a withdrawal may be elected at any time before the end of the applicable offering period. An employee's failure to remain in continuous employ of the Company or its majority-owned subsidiaries for at least 20 hours per week during an offering period also constitutes a withdrawal.

    CAPITAL CHANGES. If any change in the Company's capitalization, such as a reorganization, restructuring, recapitalization, reclassification, stock split, reverse stock split or stock dividend, results in an increase or decrease in the number of outstanding shares of Common Stock or a change of Common Stock into, or an exchange of Common Stock for, a different number or kind of shares, the Committee may authorize appropriate adjustments to be made to the shares subject to purchase under the Purchase Plan and to the purchase price per share. The sale, merger, dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets will terminate the then current offering periods effective immediately before the date on which such proposed action is to be consummated, unless the Committee otherwise determines. Upon any such termination, unless the Committee otherwise determines, all options to purchase shares will be exercised automatically on such date (which shall be deemed to constitute an exercise date), to purchase the maximum number of full shares that may be purchased at the applicable exercise price with each participant's accumulated payroll deductions.

    NONTRANSFERABILITY. Options to purchase Common Stock granted under the Purchase Plan are not transferable by a participant other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

    AMENDMENT AND TERMINATION OF THE PURCHASE PLAN. The Board may at any time amend or terminate the Purchase Plan, except that it may make no amendment that would cause the Purchase Plan to fail to meet the requirements for employee stock purchase plans in Section 423 of the Code. Among other amendments, the Board may alter the purchase price for or shorten any offering period, including any offering period under way at the time of any such change, or allocate less than all the shares of Common Stock purchased during an offering period among participants in the offering, or make any other modifications or amendments that the Board may deem necessary or desirable to reduce or eliminate any unfavorable financial accounting consequence that otherwise may result from the ongoing operation of the Purchase Plan. The Board need not obtain stockholder approval of any such amendment except to the extent necessary to comply with Section 423 of the Code or any other applicable law, regulation or stock exchange rule.

TAX INFORMATION

    The Purchase Plan, and the right of the participants to make purchases under the Purchase Plan, are intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of the grant of the option or purchase of shares. Upon any disposition of shares, the participant will be subject to tax, and the rate will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of option grant and more than one year after the date of exercise of the option, gain on disposition will be treated as compensation, or ordinary income, to the extent of the excess of the fair market value of the shares on the grant date over the purchase price for the shares, determined as of the grant date, and any further gain will generally be taxed as long-term capital gain. If the shares are disposed of before the expiration of either of these two holding periods, any gain will be treated as compensation income and any loss will generally be taxed as long-term or short-term capital loss, depending on the holding period from the date of exercise. If a participant dies before disposing of the shares, any gain that would have been realized on a sale immediately before death will have to be recognized as compensation income to the extent of the excess of the fair market value of the shares on the grant date over the purchase price of the shares on that date. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares within two years from the date of grant or within one year from the date of exercise.

    The foregoing brief summary of the effect of federal income taxation upon the participants and the Company with respect to the grant and exercise of options under the Purchase Plan and the disposition of shares so acquired does not purport to be complete, and reference should be made to the applicable provisions of the Code and the related regulations for detailed information concerning the tax effects of each such transaction. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which a participant may reside or the Company is located.

PARTICIPATION IN PURCHASE PLAN BY EXECUTIVE OFFICERS AND OTHER EMPLOYEES

    Participation in the Purchase Plan is voluntary and depends on each eligible employee's election to participate and his or her determination as to the level of participation through payroll deductions. Accordingly, future purchases by executive officers and other employees under the Purchase Plan are not determinable. To date, no purchases have been made under the Purchase Plan.

VOTE REQUIRED AND BOARD OF DIRECTOR'S RECOMMENDATION

    The affirmative vote of a majority of the votes present or represented by Proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock is present and voting, is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

                                 PROPOSAL FOUR
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Management has selected KPMG Peat Marwick LLP, independent public accountants, to audit the books, records and accounts of the Company for the current fiscal year ending December 25, 1999. KPMG Peat Marwick LLP has audited the Company's financial statements since its 1987 fiscal year.

    The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting will be required to ratify the Board's selection of KPMG Peat Marwick. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    A representative of KPMG Peat Marwick is expected to be available at the Annual Meeting to make a statement, if such representative desires to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company (the "Board") held a total of seven meetings during 1998. During 1998, no director attended fewer than seventy-five percent (75%) of the meetings of the Board and committees thereof, if any, upon which such director served. In 1998, the Board had an Audit Committee, a Compensation Committee and Stock Option Plan Committee, which also acts as the Committee under its employee stock purchase plans. The Board recently formed a Nominating Committee, which is expected to select Management's nominees for Director beginning with respect to the Company's Annual Meeting of Stockholders in 2000.

    During 1998, the Audit Committee, which met one time, consisted of Messrs. McKenzie, Mirza, Singh and Wilson. The Audit Committee approves the engagement of and the services to be performed by the Company's independent auditors and reviews the Company's accounting principles and its system of internal accounting controls. The Audit Committee's functions include (i) recommending to the Board the selection of the independent accountants, (ii) reviewing with the independent accountants the scope of their examination, (iii) receiving the reports of the independent accountants and meeting with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) reviewing, either directly or through the independent accountants, the Company's system of internal accounting controls and the Company's accounting principles, policies and practices, and financial reporting.

    The Stock Option Plan Committee, which met once, and otherwise acted by written consent, in 1998, consisted of Messrs. Dudhia, Mirza and Wilson. The charter of the Stock Option Plan Committee is to review and approve grants of stock options to employees, including officers, of the Company and to administer the Company's employee stock purchase plans. The Compensation Committee, consisting of Messrs. Dudhia, Singh and McKenzie, met one time in 1998. The Compensation Committee's role is as described in the Compensation Committee Report in this Proxy Statement.

                           COMPENSATION OF DIRECTORS

    Each of the Company's directors who do not also serve as employees ("Outside Directors") is remunerated for each Board meeting he attends. In 1998, the Outside Directors were paid a fee of $2,000 for each meeting, other than telephonic meetings, and a $1,000 fee for each telephonic meeting. The Company also reimburses all directors for their reasonable out-of-pocket expenses incurred in connection with their attendance at Board or Committee meetings. In addition, Outside Directors are entitled to participate in the Company's stock option plans. See a description of the 1993 Stock Option Plan on Page 16, and a description of the 1998 Stock Option and Incentive Plan on Page 4.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock as of the Record Date, (i) by each executive officer, (ii) by each director, (iii) by all directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL        PERCENT
NAME AND ADDRESS (1)                                          OWNERSHIP (2)     OF CLASS (3)
----------------------------------------------------------  ------------------  -------------
OFFICERS AND DIRECTORS

Mr. Al Montross...........................................          664,946(4)         3.23%

Mrs. Colleen Gray.........................................           66,914(5)         0.33%

Mr. KK Rao................................................           62,188(6)         0.31%

Mr. Balbir Singh..........................................           33,110(7)         0.17%

Mr. Ron von Trapp.........................................           28,836(8)         0.14%

Mr. Joseph A. Schmidt.....................................           24,767(9)         0.12%

Mr. Alonzo Wilson.........................................           20,938(10)        0.10%

Mr. Ismael Dudhia.........................................          100,222(11)        0.50%

Dr. Inder Singh...........................................          379,422(12)        1.89%

Dr. M. Yaqub Mirza........................................          790,481(13)        3.95%

Mr. Stephen McKenzie......................................           63,125(14)        0.31%

Mr. Walter W. Wilson......................................           43,924(15)        0.22%

All directors and executive officers as a group (12
  persons)................................................        2,278,873(16)        11.3%

CERTAIN 5% BENEFICAL OWNERS

The Crabbe Huson Group Inc................................        3,158,400(17)        15.8%

Becker Capital Management, Inc............................        1,668,876(18)         8.3%

Thomson Horstmann & Bryant Inc............................        1,287,700(19)         6.4%

------------------------

 (1) All addresses, other than for 5% Beneficial Owners, are at the Company, 34551 Ardenwood Boulevard, Fremont California 94555.

 (2) Includes shares subject to options becoming exercisable on or prior to May 27, 1999.

 (3) Percent of class is based on 20,021,308 shares of Common Stock outstanding as of March 27, 1999, together with options beneficially owned only by such stockholder.

 (4) Includes 82,837 shares owned and options for 582,109 shares.

 (5) Includes 8,243 shares owned and options for 58,671 shares.

 (6) Options for 62,188 shares.

 (7) Includes 1,596 shares owned and options for 31,514 shares.

 (8) Includes 3,836 shares owned and options for 25,000 shares.

 (9) Includes 2,642 shares owned and options for 22,125 shares.

 (10) Options for 20,938 shares exercisable by April 13, 1999. Mr. Wilson is no longer an employee of the Company.

 (11) Includes 90,000 shares owned and options for 10,222 shares.

 (12) Includes 369,200 shares owned and options for 10,222 shares.

 (13) Includes 780,259 shares held in the following titles: Dr. Mirza, 115,000; Mirza Revocable Trust, 60,000; SAFA Trust, 195,259; Humana Charitable Trust, 320,000; and York International Trust, 90,000. Also includes options for 10,222 shares. Dr. Mirza is an officer of SAFA Trust. Dr. Mirza is President of Amana, Ltd., Trustee of Humana Charitable Trust. Dr. Mirza is also Vice President and Trustee of York International Trust. Therefore, Dr. Mirza may be deemed to beneficially own the shares held by these stockholders. However, Dr. Mirza disclaims beneficial ownership of all such shares.

 (14) Options for 63,125 shares.

 (15) Options for 43,924 shares.

 (16) Includes options for an aggregate of 940,260 shares.

 (17) Based upon information provided by Crabbe Huson Group as of March 27, 1999. The stockholder's ownership position may have changed since that date. The stockholder's address is Crabbe Huson Company, 121 South West Morrison, Suite 1400, Portland, OR 97204.

 (18) Based upon information provided by Becker Capital Management as of March 27, 1999. The stockholder's ownership position may have changed since that date. The stockholder's address is Becker Capital Management, 1211 South West Fifth Avenue, Suite 2185, Portland, OR 97204.

 (19) Based upon information provided by Thomson Horstmann & Bryant, Inc. as of March 27, 1999. The stockholder's ownership position may have changed since that date. The stockholder's address is Thomson Horstmann & Bryant, Inc., Park 80 West, Plaza Two, Saddle Brook, NJ 07663.

                         EXECUTIVE OFFICER COMPENSATION

    The Summary Compensation Table sets forth information with respect to compensation earned for services rendered to the Company during each of the last three fiscal years for the Chief Executive Officer and the Company's four other most highly compensated executive officers whose cash compensation exceeded $100,000 in 1998.

                                                                                             LONG-TERM
                                                              ANNUAL COMPENSATION          COMPENSATION
                                                      -----------------------------------  -------------
                                                                                OTHER       SECURITIES
                                                                               ANNUAL       UNDERLYING      ALL OTHER
                                                       SALARY      BONUS    COMPENSATION      OPTIONS     COMPENSATION
       NAME AND PRINCIPAL POSITION           YEAR        ($)      ($) (3)      ($) (4)          (#)            ($)
-----------------------------------------  ---------  ---------  ---------  -------------  -------------  -------------
Mr. Al Montross..........................       1998    250,000    200,000       88,385        781,170             --
President and Chief Executive Officer           1997    250,000         --       16,826        716,170             --
                                                1996    250,000    856,232       19,683        630,000             --

Mrs. Colleen Gray........................       1998    221,108     67,725        3,611        117,003             --
Vice President Finance and                      1997    201,923         --        4,654         82,003             --
Chief Financial Officer                         1996    171,269    107,609        2,722         65,000             --

Mr. KK Rao...............................       1998    195,014     63,826        4,636        154,000             --
Vice President and Chief Technology             1997    187,264         --        4,501        109,000             --
Officer                                         1996    162,192     53,103        4,243         60,000             --

Mr. Ronald G. von Trapp..................       1998    225,664         --      118,747        133,000             --
Vice President--Worldwide Sales &               1997     42,310     10,000       22,856        100,000             --
Marketing                                       1996(1)        --        --          --             --             --

Mr. Alonzo Wilson........................       1998(2)   161,564    75,500      14,134        165,481        109,250(2)
Vice President and Chief Operating              1997    207,461         --       11,446        125,481             --
Officer                                         1996    161,635     93,159        3,624        100,481             --

------------------------------

(1) Mr. Von Trapp joined the Company in October 1997.

(2) Mr. Wilson resigned as an officer of the Company in July 1998. The amount of all Other Compensation represents a severance payment.

(3) Except as described in this footnote, the bonus payments were made pursuant to the Company's Executive Bonus Plan described below. Mr. Montross' bonuses were paid pursuant to his employment agreement with the Company (see "Employment Agreement" below). A portion of the bonus paid to Ms. Gray in 1996 ($45,000) was discretionary and approved by the Board in recognition of her performance in that year.

(4) Other Annual Compensation consists of certain insurance premiums paid by the Company, the Company's contributions to the accounts of the officers under the Company's 401(k) Plan, and, in the case of Mr. Montross and Mr. von Trapp, car allowances. In the case of Mr. von Trapp, it also includes commissions in the amount of $21,154 in 1997 and $105,980 in 1998.

EXECUTIVE BONUS PLAN

    All executive officers other than the President and Chief Executive Officer are eligible to receive a quarterly cash bonus under the Company's Executive Bonus Plan. The amount of the cash bonus payable to each executive officer is a percentage of the officer's salary and is typically determined based 50% on the Company's financial performance, and 50% on the officer's personal performance, during the applicable quarter.

STOCK OPTION AND STOCK PURCHASE PLANS

    1993 STOCK OPTION PLAN. The Company's 1993 Stock Option Plan (the "Option Plan") is administered by the Board or a committee thereof (collectively, the "Administrator"). The Administrator has the power, except with respect to certain options to directors, to determine eligibility to receive an option, the terms of each option granted, including the exercise price, the number of shares subject to the option, and the vesting schedule and the term of the option. Generally, options become exercisable or "vest," and may be exercised, over a three to four year period.

    The Option Plan covers 4,825,000 shares of the Company's Common Stock. As of the Record Date, options with respect to 3,793,894 shares of Common Stock were outstanding, and 270,688 shares of Common Stock were reserved for issuance, under the Option Plan.

    The Option Plan provides that options may be granted to employees, including officers, and consultants of the Company or any of its majority-owned subsidiaries, as well as members of the Board who are not officers or employees of the Company ("Outside Directors"). Incentive stock options may be granted only to employees. As of the Record Date, there were approximately 300 employees and six Outside Directors eligible to be granted options under the Option Plan.

    The Option Plan provides that a nonstatutory option to purchase 50,000 shares of the Common Stock (the "First Option") shall be automatically granted (the "Automatic Grant Program") to Outside Directors who are elected or appointed to the Board subsequent to May 9, 1993. An additional option (the "Second Option") to purchase 50,000 shares of the Common Stock will be automatically granted to Outside Directors who remain on the Board three years following the grant of the First Option. A Third Option (the "Third Option") to purchase 50,000 shares of Common Stock will be automatically granted to Outside Directors who remain on the Board eight years following the grant of the First Option. The exercise price of options granted under the Automatic Grant Program is the fair market value of the Common Stock on the date of the automatic grant. The First Option, Second Option and Third Option become exercisable cumulatively with respect to 1/36, 1/60 and 1/48, respectively, of the underlying shares on the first day of each month following the date of grant of such option.

    The terms of options granted under the Option Plan (other than options granted to Outside Directors pursuant to the Automatic Grant Program (the "Outside Director Options")) are determined by the Administrator. Each option is subject to the following additional terms:

    (a) EXERCISE OF OPTION. Each option is exercised by giving written notice of the number of shares of Common Stock to be purchased, and tendering payment of the purchase price, to the Company. Payment for shares issued upon exercise of an option may be made by cash, check, promissory note, other shares of the Common Stock or any combination of such methods of payment, or such other consideration and method of payment as is permitted under Delaware law.

    (b) EXERCISE PRICE. The per share exercise price of options under the Option Plan (other than Outside Director Options) is determined by the Administrator and, in the case of incentive stock options, may not be less than 100% of the fair market value on the date of grant. The Administrator may grant nonstatutory stock options at less than fair market value, but to date has not done so. So long as the Common Stock is listed on any established stock exchange or a national market system, including the Nasdaq Stock Market, the fair market value of a share of Common Stock shall be the closing sale price for such stock as quoted on such system or exchange on the date of grant of the option.

    (c) TERMINATION OF STATUS. If the optionee's employment or consulting relationship with the Company or status as an Outside Director is terminated for any reason (other than death or disability), options may be exercised within six
(6) months after such termination as to all or part of the shares that were vested at the date of such termination.

    (d) DEATH OR DISABILITY OF OPTIONEE. Options may be exercised within no more than twelve (12) months following termination of the employment or consulting relationship or status as an Outside Director if such termination occurs due to death or permanent and total disability.

    (e) TERM. Options granted under the Option Plan may have a term of up to ten years. No option may be exercised by any person after the expiration of its term.

    In the event a change, such as a stock split or stock dividend payable in Common Stock, is made in the Company's capitalization that results in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration by the Company, appropriate adjustment shall be made
(i) in the option price and number of shares subject to outstanding options, and
(ii) in the number of shares of Common Stock that remain reserved for issuance under the Option Plan but are not subject to outstanding options. Such adjustments shall be made by the Board, whose determination shall be final and conclusive, subject to any required action by the stockholders of the Company.

    In the event of the proposed dissolution or liquidation of the Company, options outstanding under the Option Plan will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its discretion, declare that any outstanding option (except an Outside Director Option) shall terminate as of a date fixed by the Board and give each optionee the right to exercise his or her option as to all or any part of the optioned stock, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options will be assumed or an equivalent option shall be substituted by such successor corporation (or a parent or subsidiary of such successor corporation), unless such successor corporation does not agree to assume the options or to substitute an equivalent option, in which case the optionee shall have the right to exercise all outstanding options as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.

    Except with respect to the Automatic Grant Program, the Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable; provided that the Company shall obtain stockholder approval of such amendment to the extent necessary and desirable to comply with Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, or any other applicable law, rule or regulation. The Automatic Grant Program may not be amended more than once every six months. Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Board. The Option Plan shall terminate in 2003. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their respective terms.

    EMPLOYEE STOCK PURCHASE PLAN. In 1996, the stockholders of the Company approved the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan gives employees of the Company an opportunity to acquire shares of Common Stock at a discount from fair market value by means of payroll deductions. The Purchase Plan, which is administered by the Stock Option Plan Committee of the Board (the "Independent Committee"), covers an aggregate of 300,000 shares of Common Stock and terminates in December 2006. As of November 30, 1998, all 300,000 shares of Common Stock were either sold under the Purchase Plan or reserved for issuance. As of that date, there were approximately 300 employees eligible to participate in the Purchase Plan.

    The Purchase Plan is implemented by a series of 24-month (formerly 12-month) offering periods, with a new offering period commencing on each June 1 and December 1. The last day of each of the four six-month exercise periods during each offering period is an exercise date under the Purchase Plan. The purchase price for the shares is accumulated by voluntary employee payroll deductions of between 1% and 10% of an employee's eligible compensation during each offering period. The purchase price per share at which shares are sold under the Purchase Plan is equal to 85% of the fair market value of the Common Stock on the first day of each offering period or last day of the applicable exercise period, whichever price is lower. In the event that the purchase price per share at the beginning of any offering period is less than the purchase price per share at the beginning of any prior offering period which has not then ended, the Independent Committee in its discretion may terminate the participation of all participants in the prior offering period and enroll them in the new offering period at the same payroll deduction rate.

    No employee will be permitted to purchase, pursuant to the Purchase Plan and any other similar purchase plans of the Company, more than $25,000 worth of stock in any calendar year. In addition, no employee who owns 5% or more of the voting power or value of all classes of stock of the Company will be permitted to purchase shares under the Purchase Plan. Any participant may withdraw from the Purchase Plan at any time prior to the end of the applicable offering period.

    Options under the Purchase Plan may not be transferred by a participant other than by will or under the laws of descent and distribution, and may be exercised during a participant's lifetime only by the participant. In the event of a sale, merger, dissolution of liquidation of the Company or a sale of all or substantially all of the Company's assets, any then current offering periods and exercise periods will terminate immediately prior to the date on which such proposed action is to be consummated, unless otherwise determined by the Independent Committee. Upon any such termination, unless otherwise determined by the Independent Committee, all options to purchase shares will be exercised automatically, on such date, to purchase the maximum number of full shares that may be purchased at the applicable exercise price with each participant's accumulated payroll deductions. Although the Board may at any time amend or terminate the Purchase Plan, no amendment may be made that would cause the Purchase Plan to fail to meet the requirements for employee stock purchase plans in Section 423 of the Code.

401(K) PLAN

    In 1994, the Company adopted its 401(k) Profit Sharing Plan (the "401(k) Plan"), pursuant to Section 401(k) of the Code. Each employee may participate in the 401(k) Plan beginning the first day of the calendar quarter after he or she has been employed by the Company. Pursuant to the 401(k) Plan, each eligible participant may contribute up to 20% of his or her eligible compensation to the maximum amount permitted under the Code. The Company makes an additional matching contribution each year equal to 50% of each participant's contributions for the year (up to 6% of such participant's eligible compensation for the year) up to a maximum of $2,250 per employee. The Company also may contribute such additional discretionary amount as it may determine. Matching amounts contributed by the Company for the benefit of its executive officers are included in the Summary Compensation Table set forth above.

OPTIONS GRANTED IN THE LAST FISCAL YEAR

    The following table discloses, for each executive named in the Summary Compensation Table (the "Named Executives"), options granted during the last fiscal year and the gain or "spread" that would be realized if the options were exercised on the expiration date, assuming that the Company's stock had appreciated at the level indicated, compounded annually over the life of the options.

                                                                                                          ANNUAL RATES OF
                                              SECURITIES                                                    STOCK PRICE
                                              UNDERLYING                                                  APPRECIATION FOR
                                                OPTIONS     OPTIONS GRANTED    EXERCISE                   OPTION TERMS (2)
                                              GRANTED (#)   TO EMPLOYEES IN      PRICE     EXPIRATION   --------------------
NAME                                              (1)         FISCAL YEAR       ($/SH)        DATE       5% ($)     10% ($)
--------------------------------------------  -----------  -----------------  -----------  -----------  ---------  ---------
Al Montross.................................      65,000             3.6%           8.50      1/14/08     347,464    880,543

Colleen Gray................................      35,000             2.0%           8.50      1/14/08     187,096    474,138

KK Rao......................................      35,000             1.9%           8.50      1/14/08     187,096    474,138
                                                  10,000             0.5%           5.81     10/30/08      36,555     92,636

Ronald G. von Trapp.........................      15,000             0.8%           8.50      1/14/08      80,184    203,202
                                                  18,000             1.0%           5.81     10/30/08      65,798    166,745

Alonzo Wilson (3)...........................      40,000             2.2%           8.50      1/14/08     213,824    541,872

------------------------------

(1) Only includes new grants, not repriced options.

(2) Potential realizable value at end of 10 year term less exercise price.

(3) Mr. Wilson resigned as an officer of the Company in July 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by each Named Executive, as well as the total number of unexercised options and the aggregate dollar value of unexercised options held at the end of the last fiscal year.

                                                                                                     VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                                           OPTIONS AT 1998         1998 FISCAL YEAR-END ($)
                                                                         FISCAL YEAR-END (#)                 (1)
                                     SHARES ACQUIRED       VALUE      --------------------------  --------------------------
NAME                                 ON EXERCISE (#)   REALIZED ($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  -----------------  -------------  -----------  -------------  -----------  -------------
Al Montross.......................             --               --       513,045       268,125     2,473,351       396,687

Colleen Gray......................             --               --        12,500       104,503        87,454       653,196

KK Rao............................             --               --        20,000       134,000       148,760       837,567

Ronald G. von Trapp...............             --               --            --       133,000            --       831,317

Alonzo Wilson (2).................             --               --        86,329        79,152       440,280       262,155

--------------------------

(1) Value of options based on fair market value of Common Stock of $12.0630 as of December 24, 1998.

(2) Mr. Wilson resigned as an officer of the Company in July 1998.

                        TEN-YEAR OPTION REPRICING TABLE

    On October 23, 1998, the Board of Directors authorized an offer to all employees of the Company holding stock options with an exercise price in excess of the closing sale price of the Company's Common Stock on the Nasdaq Stock Market on October 30, 1998, to amend the respective exercise prices of their options to such closing price on the condition that six months be adding to the vesting schedule of unvested options and any previously vested options would become unvested until April 30, 1999. The following table sets forth, for each of the Named Executives, a summary of the repricing of such options held by such persons. The President and Chief Executive Officer was not offered the repricing.

                                                                                    EXERCISE
                                                       NUMBER OF                    PRICE AT
                                                      SECURITIES    MARKET PRICE     TIME OF                 LENGTH OF ORIGINAL
                                                      UNDERLYING     OF STOCK AT    REPRICING                   OPTION TERM
                                                        OPTIONS        TIME OF         OR           NEW      REMAINING AT DATE
                                                      REPRICED OR   REPRICING OR    AMENDMENT    EXERCISE     OF REPRICING OR
NAME AND POSITION                        DATE         AMENDED (#)   AMENDMENT ($)      ($)       PRICE ($)       AMENDMENT
---------------------------------  ----------------  -------------  -------------  -----------  -----------  ------------------
Mr. Al Montross (1)..............  October 30, 1998           --             --            --           --                  --
  President and Chief Executive
  Officer

Ms. Colleen M. Gray..............  October 30, 1998        7,500      $  5.8125     $  6.6250    $  5.8125     5 Years 89 Days
  Vice President Finance and                              13,003                    $ 10.5000                  6 Years 85 Days
  Chief Financial Officer                                 24,000                    $ 12.8750                  7 Years 80 Days
                                                          25,000                    $ 10.5000                  8 Years 90 Days
                                                          35,000                    $  8.5000                  9 Years 76 Days
                                                     -------------
                                                         104,503

Mr. KK Rao.......................  October 30, 1998       20,000      $  5.8125     $ 10.5000    $  5.8125     6 Years 85 Days
  Vice President and Chief                                20,000                    $ 12.8750                  7 Years 80 Days
  Technology Officer                                      15,000                    $ 10.5000                  8 Years 90 Days
                                                          34,000                    $  8.8125                 8 Years 260 Days
                                                          35,000                    $  8.5000                  9 Years 76 Days
                                                     -------------
                                                         124,000

Mr. Ronald G. von Trapp..........  October 30, 1998      100,000      $  5.8125     $  9.7500    $  5.8125    8 Years 358 Days
  Vice President--World Wide                              15,000                    $  8.5000                  9 Years 76 Days
  Sales and Marketing
                                                     -------------
                                                         115,000

Mr. Balbir Singh.................  October 30, 1998       12,000      $  5.8125     $ 12.8750    $  5.8125    7 Years 268 Days
  Vice President--Operations                              35,000                    $ 10.5000                  8 Years 90 Days
                                                          40,000                    $  8.5000                  9 Years 76 Days
                                                     -------------
                                                          87,000

Mr. Al Wilson (1)................  October 30, 1998           --             --            --           --                  --
  Vice President and Chief
  Operations Officer

------------------------------

(1) The offer to reprice stock options was not made to the Company's Chief Executive Officer or Mr. Wilson, who resigned as an officer of the Company in July 1998.

EMPLOYMENT AGREEMENTS

    The Company and Mr. Montross, the Company's President, entered into an employment agreement, in January, 1995 that expired at the end of 1998. The agreement provided for an annual salary of $250,000, a bonus paid upon the Company's performance against operating income and net sales objectives, and a discretionary bonus based on Mr. Montross' performance. The agreement also provided that Mr. Montross be granted options to purchase shares of Common Stock as follows: 130,000 shares in January 1995; 130,000 shares in January 1996; and 110,000 shares in January 1997, with each vesting cumulatively at the rate of 25% of the shares subject to the option on each of the first four anniversaries of the grant date. The vesting of each of the options will accelerate upon a change in control of the Company. Pursuant to the agreement, Mr. Montross was paid a discretionary bonus of $200,000 in 1996 and of $75,000 in the first quarter of 1998 related to the Company's then recent successes with newly released products.

    The Company and Mr. Montross entered into a new employment agreement in January 1999. The new agreement has a term of four years, through 2002. The agreement provides for an annual salary of $333,000, a bonus based upon the Company's performance against operating income and net sales objectives, and a discretionary bonus based on Mr. Montross' performance. The agreement also provides that Mr. Montross be granted an option to purchase 400,000 shares of Common Stock in January 1999, with vesting cumulatively at a rate of 25% on each anniversary of the grant date and acceleration of vesting upon a change of control of the Company. Pursuant to the agreement, Mr. Montross was paid a discretionary bonus of $125,000 in January 1999, in recognition of his contributions to the Company during 1998.

SEVERANCE AGREEMENTS

    The Company has entered into an agreement with each of its executive officers, other than its President, providing for the following if the officer's employment with the Company is terminated by the Company in connection with, or within two years after, the occurrence of a change in control of the Company:
(a) payment for the officer of a pro-rata bonus with respect to the year in which the termination occurs; (b) payment to the officer of severance pay equal to between one and two times (based on years of service to the Company as an officer) the aggregate of the officer's annual salary and the higher of (i) the officer's last annual bonus, and (ii) the average of the officer's annual bonus for the then last three years; (c) acceleration of vesting of all outstanding options held by the officer, and (d) continuation of the officer's insurance benefits, at the Company's expense, for two years after the termination of employment.

    The agreement also provides for the following if the officer is terminated for other than cause and other than within two years after any change in control of the Company: (a) payment to the officer of a pro-rata bonus with respect to the year in which the termination occurs; (b) payment to the officer of severance pay equal to between two and six months salary (based on years of service to the Company as an officer); and (c) continuation of the officer's insurance benefits, at the Company's expense, for the period of such severance pay. The Board determined that is was in the best interest of the Company to enter into a severance agreement with each of its executive officers (other than the President) because the agreement provides an inducement for each executive officer to remain in the employ of the Company, particularly in the event of a threat or occurrence of a change in control of the Company.

EXECUTIVE OFFICERS

    The following provides information about the Company's executive officers that do not also serve as directors:

COLLEEN M. GRAY

    Ms. Gray, age 45, joined the Company in April 1992 as Controller. She was appointed Chief Financial Officer in December 1993 and Vice President Finance in December 1994. In May 1998, Ms. Gray was appointed Secretary of the Corporation. From 1989 until 1991, she served as Controller of Voicemail International, Inc., a voice messaging equipment manufacturer. From 1987 through 1989, she was Assistant Controller for Alcatel Business Systems, Inc. From 1978 to 1987, Ms. Gray held a series of financial management positions with ITT Courier Terminal Systems. She received a Bachelor of Science degree in Accounting from Arizona State University.

KRISHNAKUMAR RAO SURUGUCCHI ("KK RAO")

    Mr. Surugucchi, age 43, joined the Company in February 1992, as Director of Hardware Engineering. He became Vice President of Engineering in July 1994. He subsequently became Chief Technology Officer and a Vice President in October 1996. Prior to joining the Company, Mr. Surugucchi was Director of Engineering for the Company's subsidiary, Mylex India, from 1991 to 1992. Prior to these positions, Mr. Surugucchi was Deputy General Manager for PSI India from 1979 to 1991. Mr. Surgucchi received his undergraduate degree and Masters degree in Electrical Engineering from the Indian Institute of Technology, Bombay, India.

RON VON TRAPP

    Mr. von Trapp, age 51, joined the Company in October 1997 as Vice President of World-Wide Sales. In July 1998, he was named Vice President of World-Wide Sales & Marketing. Prior to joining the Company, Mr. von Trapp served as Vice President of Americas Sales for Maxtor Corporation, a disk drive manufacturer, from February 1996 to October 1997. He also served as World-Wide Director of Distribution Sales for Quantum Corporation, a manufacturer of hard disk drives, from 1988 to 1996. Mr. von Trapp has over twenty-five years of management experience in computer sales, and has held senior management positions at NBI, Exxon Office Systems and IBM.

BALBIR SINGH

    Mr. Singh, age 50, joined the Company in May 1996, as Senior Director of Product Engineering. He was promoted to Vice President, Operations in December 1996. Prior to joining the Company, Mr. Singh served as Vice President--Operations for Buslogic, Inc., a manufacturer of host bus adapters, from June 1995 through April 1996. He also served as the Senior Manager of Product Engineering for Buslogic from September 1994 through May 1995. The Company acquired Buslogic in February 1996. Mr. Singh also served as Director of Quality and Operations for AT&T-EO, a company in the communications industry, from 1993 to 1994. Prior to that position, he served as Director of Quality and Test Engineering for Comptronix, from 1990 to 1993. Prior to these positions, Mr. Singh held a variety of engineering and management positions with several technology companies. Mr. Singh received an undergraduate degree in Engineering from Coventry Technical College in England.

JOSEPH A. SCHMIDT

    Mr. Schmidt, age 55, joined the Company in March 1995 as Vice President, Human Resources. He served as Vice President, Human Resources and Corporate Officer to Power Up Software Corp., a utility software developer, from 1991 to 1993 and as Director of Corporate Human Resources Planning for Diasonics, Inc., a medical equipment manufacturer, from 1986 through 1990. Mr. Schmidt holds a Bachelors degree from the University of Waterloo, and a Masters degree in Human Resources and Manpower Development from the New School for Social Research.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Montross, the Company's President, is employed pursuant to an employment agreement, dated January 1, 1999, with the Company. See "Executive Officer Compensation--Employment Agreements".

    In 1996, the Company made loans to certain directors, as listed below, related to their exercise of options. The loans are evidenced by interest bearing, full recourse promissory notes with terms described below.

NAME                                                     AMOUNT       ISSUE DATE        MATURITY DATE      RATE
-----------------------------------------------------  ----------  -----------------  -----------------  ---------
Dr. Inder Singh......................................  $  116,250      July 26, 1996      July 26, 1999      6.50%
Mr. Richard Love.....................................  $  193,750      July 29, 1996      July 29, 1999      6.50%
Mr. Ismael Dudhia....................................  $  154,938      Sept. 9, 1996      Sept. 9, 1999      6.50%

    In 1997, the Company made loans to certain officers, as listed below, related to their exercise of options. The loans are evidenced by interest bearing, full recourse promissory notes with terms described below.

NAME                                                     AMOUNT       ISSUE DATE        MATURITY DATE      RATE
-----------------------------------------------------  ----------  -----------------  -----------------  ---------
Mr. Al Montross......................................  $  199,974      March 3, 1997      March 3, 2000      6.50%
Ms. Colleen Gray.....................................  $   54,907      March 3, 1997      March 3, 2000      6.50%

    In 1998, the Company made loans to certain directors, as listed below, related to their exercise of options. The loans are evidenced by interest bearing, full recourse promissory notes with terms described below. Although no payments on a note are required to be made before its maturity, Dr. Mirza has made payments aggregating $16,718 on his note.

NAME                                                     AMOUNT       ISSUE DATE        MATURITY DATE      RATE
-----------------------------------------------------  ----------  -----------------  -----------------  ---------
Dr. M.Yaqub Mirza....................................  $   81,375     March 26, 1998     March 26, 2000      6.50%
Dr. Inder Singh......................................  $   64,798     March 26, 1998     March 26, 2000      6.50%
Mr. Ismael Dudhia....................................  $   38,812      July 23, 1998      July 23, 2000      6.50%

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. The Committee is currently composed of three non-employee directors.

    The Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer, (collectively, the "Executive Officers") should be influenced by the Company's performance. The Committee establishes the salaries of all the Executive Officers by considering (1) the salaries of executive officers in similar positions of comparably-sized companies, (2) the Company's financial performance, and (3) the achievement of certain objectives related to the particular Executive Officer's area of responsibility. Key target performance objectives used in determining executive compensation include the attainment of certain levels of revenue and operating income. Base salaries for Executive Officers other than the Chief Executive Officer are set by the Committee, in consultation with the Chief Executive Officer.

    The Company has adopted an Executive Bonus Plan. The purposes of the Executive Bonus Plan are to tie compensation to achievement of performance measures that influence the creation of stockholder value and to ensure payments are targeted to provide a competitive level of compensation, taking into account the Company's performance against its revenue and operating income objectives, which are set annually by the Committee.

    The Company's stock option plans provide for long-term incentive compensation for employees of the Company, including Executive Officers. An important objective of the plans is to provide additional incentives to employees to work to maximize stockholder value. The option program utilizes vesting periods to encourage retention of employees and Executive Officers and reward long-term commitment to employment with the Company. The Committee, in consultation with the Chief Executive Officer, is primarily responsible for establishing the terms of new equity-based incentive plans, including stock option plans. The Stock Option Plan Committee of the Board, in consultation with the Chief Executive Officer, is responsible for determining, subject to the terms of the option plans, the individuals to whom grants should be made, the timing of grants, the exercise price per share, the number of shares subject to each grant, and the vesting under each grant.

    The terms of the President and Chief Executive Officer's compensation arrangements, which are set forth in an employment agreement with the Company for a four year term, commencing January 1, 1999, provides for (1) a base salary of $333,000, which will be reviewed annually by the Board, (2) a cash bonus payable on the achievement of certain objectives based on the Company's operating income and net sales, and (3) a grant of an option to purchase 400,000 shares of the Company's Common Stock, vesting at a stated percentage per year. The factors taken into consideration in determining this compensation were generally the same factors used in determining the compensation of each of the Company's other executive officers.

                                                     Mr. Ismael Dudhia
                                                      Dr. Inder Singh
                                                      Mr. Stephen McKenzie

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Dudhia, Dr. Singh, and Mr. McKenzie comprise the Compensation Committee for the Board.

                    PERFORMANCE GRAPH FOR MYLEX CORPORATION
                       FIVE YEAR CUMULATIVE TOTAL RETURN
           MYLEX CORPORATION, NASDAQ STOCK MARKET AND NASDAQ COMPUTER
                           MANUFACTURER STOCK (#357)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FISCAL YEAR END    MYLEX      NASDAQ MARKET (USA)      NASDAQ COMPUTER MANUFACTURER
1993                100.00                   100.00                            100.00
1994                168.88                    97.75                            109.85
1995                288.68                   138.26                            172.95
1996                188.68                   170.03                            231.88
1997                131.14                   200.68                            266.78
1998                182.08                   289.89                            612.25

                                                                                 FISCAL YEAR END
                                                         ----------------------------------------------------------------
                                                           1993       1994       1995       1996       1997       1998
                                                         ---------  ---------  ---------  ---------  ---------  ---------
Mylex..................................................     100.00     168.88     288.68     188.68     131.14     182.08
NASDAQ Market (USA)....................................     100.00      97.75     138.26     170.03     200.68     289.89
NASDAQ Computer Manufacturer...........................     100.00     109.85     172.95     231.88     266.78     612.25

------------------------

Note: Assumes $100 invested, on December 31, 1993, in the Company, NASDAQ Market
(USA) and NASDAQ Computer Manufacturer Stock Index. Assumes reinvestment of dividends on a daily basis.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act 1934 requires the Company's officers and directors, and persons who own more than ten percent of registered class or the Company's equity securities, to file certain reports of ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company is not aware that any such person failed to file any Section 16(a) form on a timely basis.

                                 OTHER MATTERS

    Management does not intend to bring before the Annual Meeting any matters other than those described in this Proxy Statement, and has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies in accordance with their judgment.

                                     ON BEHALF OF THE BOARD OF DIRECTORS

                                     /s/ Al Montross

                                     Al Montross
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   APPENDIX A

                               MYLEX CORPORATION

                      1998 STOCK OPTION AND INCENTIVE PLAN

    Section 1. PURPOSE OF PLAN

    The purpose of this 1998 Stock Option and Incentive Plan ("Plan") of Mylex Corporation, a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees and consultants and its non-employee directors, and further align their interests with those of the stockholders of the Company, by providing for or increasing the proprietary interests of such persons in the Company.

    Section 2. PERSONS ELIGIBLE UNDER PLAN

    Any person who is an employee, director or consultant of the Company or any of its subsidiaries (a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-employee Director") shall automatically receive Non-employee Director Options (as hereinafter defined) pursuant to Section 4 hereof.

    Section 3. AWARDS

    (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares"), or (ii) a right or interest with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares, which right or interest may, but need not, constitute a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

    (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefits or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Participant to whom such Award is granted.

    (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

    (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

        (i) provisions permitting the Committee to allow the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

           (A) the delivery of cash;

            (B) the delivery of other property deemed acceptable by the Committee;

            (C) the delivery of previously owned shares of capital stock of the Company valued at Fair Market Value, as defined below, including "pyramiding";

           (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award; or

            (E) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

        (ii) provisions conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof;

       (iii) provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as "performance based compensation" for purposes of
    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be not less than the Fair Market Value (as hereinafter defined) of the underlying Common Shares on the date such Award is granted;

        (iv) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Common Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards; or

        (v) provisions required in order for such Award to qualify as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option").

    (e) For purposes of this Plan, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date on a national securities exchange or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or, if the Common Shares are not traded on a national securities exchange or quoted on NASDAQ or such other system then in use on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

    (f) Notwithstanding Section 3(d), in the event any Award is made while this Plan is subject to Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), as in effect from time to time:

        (i) and Common Shares are issued or issuable under such Award for any type of consideration other then as a bonus without the payment of any consideration, the amount of such consideration shall be equal to the greater of (i) the amount (such as par value) required to be received by the Company in order to assure compliance with applicable state law, or (ii) an amount equal to or greater than 50% of the Fair Market Value of such shares on the date of grant of such Award; and

        (ii) except as otherwise provided by the Committee in the applicable Award agreement and subject to such rules as the Committee may adopt from time to time, any Award granted under this Plan shall by its terms be nontransferable by the holder thereof, other than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; provided that, with respect to any transferable

    Award created by the Committee, the exercise of the Award and related sale of the underlying securities must be covered by an effective registration statement of the Company on a Form S-8, or any successor form, under the Securities Act of 1933, as amended (a "Registered Security").

    (g) All Common Shares issued or issuable under Awards shall be subject to the terms and restrictions contained in the Certificate of Incorporation of the Company.

    Section 4. NON-EMPLOYEE DIRECTOR OPTIONS

    (a) Each Non-employee Director (i) upon first being elected as a director of the Company or appointed by the Board of Directors of the Company (the "Board") to fill a vacancy on the Board, or (ii) upon all of his or her options to purchase Common Shares, automatically granted under this Plan or any other stock option plan of the Company, having all fully vested (other than as a result of acceleration of vesting) after the effective date of this Plan, shall automatically be granted an option (a "Non-employee Director Option") to purchase 30,000 Common Shares as of the date on which he or she is so elected or appointed or his or her such options have fully vested, as the case may be.

    (b) Each year, on the first business day following the anniversary of the date of grant of the initial option, pursuant to Section 4(a) above, to a Non-employee Director, such Non-employee Director shall automatically be granted a Non-employee Director Option to purchase an additional 12,000 Common Shares.

    (c) If, on any date upon which Non-employee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for options under this Plan is insufficient for the grant to each Non-employee Director of a Non-employee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Non-employee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Non-employee Director on such date.

    (d) One sixteenth (rounded to the nearest whole share) of the Common Shares subject to each Non-employee Director Option granted under this Plan shall become exercisable, cumulatively, on each of the quarterly anniversaries of the date of grant of such Non-employee Director Option; provided, however, that such Non-employee Director Option shall become fully exercisable on the date upon which the optionee thereunder shall cease to be a Non-employee Director as a result of death or total disability (as defined in Section 22(e)(3) of the Code).

    (e) Each Non-employee Director Option granted under this Plan shall expire upon the first to occur of the following

        (i) The first anniversary of the date upon which the optionee shall cease to be a Non-employee Director as a result of his or her death or total disability (as defined in Section 22(e)(3) of the Code);

        (ii) The 90th day after the date upon which the optionee shall cease to be a Non-employee Director for any reason other than his or her death or total disability (as defined in Section 22(e)(3) of the Code); or

       (iii) The tenth anniversary of the date of grant of such Non-employee Director Option.

    (f) Each Non-employee Director Option shall have an exercise price equal to the aggregate Fair Market Value, on the date of grant of such option, of the Common Shares subject thereto.

    (g) Payment of the exercise price of any Non-employee Director Option granted under this Plan shall be made in full in cash concurrently with the exercise of such Non-employee Director Option; provided, however, that, in the discretion of the Board, the payment of such exercise price may instead be made, in whole or in part;

        (i) with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares;

        (ii) by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Non-employee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of, or a loan secured by, the Common Shares issuable upon exercise of such Non-employee Director Option, and/or

       (iii) by delivery of a promissory note, the terms and conditions of which shall be determined by the Board.

    (h) All outstanding Non-employee Director Options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following (if it occurs at least two years after the date this Plan is approved by the Board):

        (i) immediately prior to the consummation of a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company:

        (ii) the dissolution or liquidation of the Company;

       (iii) the sale of all or substantially all of the property and assets of the Company; or

        (iv) the date of dissemination to the stockholders of the Company of a proxy statement or an information statement disclosing a change of control of the Company.

    (i) Each Non-employee Director Option, except to the extent such option and the underlying Common Shares is a Registered Security, shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

    (j) Non-employee Director Options are not intended to qualify as Incentive Stock Options.

    (k) The provisions of this Section 4, designating persons eligible to receive Non-employee Director Options and specifying the amount, exercise price and timing of grants to Non-employee Directors, shall not be amended more than once every six months, other than to comport with changes in the Code or the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, all as further amended from time to time.

    Section 5. STOCK SUBJECT TO PLAN

    (a) Subject to adjustment as provided in Section 8(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,000,000 at any time. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Award granted under this Plan that expires or is terminated.

    (b) The aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant (including the number of shares involved in any Award that has a value derived from the value of Common Shares, or that expires, is canceled or is repriced) shall not exceed 200,000; provided, however, that the limitation set forth in this Section 5(b) shall not apply if such provision is not required in order for Awards to qualify as "performance based compensation" under Section 162(m) of the Code. Further, such aggregate number of shares shall be subject to adjustment under Section 8 only to the extent permitted by Section 162(m) of the Code.

    (c) The aggregate number of Common Shares subject to Awards granted during any calendar year to any Non-employee Director, other than a Non-Employee Director Option, shall not exceed 20,000.

    (d) Subject to adjustment as provided in Section 8(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,500,000. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Incentive Stock Option Award granted under this Plan that expires or is terminated.

    (e) For purposes of Section 5(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

        (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

        (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance: plus

       (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

    Section 6. DURATION OF PLAN

    No Awards shall be made under this Plan after June 30, 2008. Although Common Shares may be issued after such date pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after June 30, 2018.

    Section 7. ADMINISTRATION OF PLAN

    (a) This Plan shall be administered by a committee of the Board (the "Committee"), consisting of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code, as amended from time to time).

    (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

        (i) adopt, amend and rescind rules and regulations relating to this Plan;

        (ii) determine the persons to whom Awards shall be granted hereunder;

       (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

        (iv) determine the terms and conditions of the Non-employee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

        (v) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

        (vi) grant or amend Awards that provide for acceleration of vesting upon a reorganization, merger, sale of all or substantially all of the Company's assets or a change in control of the Company, whether or not such acceleration is in the discretion of the Committee or the Board; and

       (vii) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

    (c) All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Participant to whom an Award has been granted and to any other person holding an Award.

    (d) The Committee may, in the terms of an Award or otherwise, temporarily suspend the issuance of Common Shares or Derivative Securities under an Award if the Committee determines that securities law considerations so warrant.

    Section 8. ADJUSTMENTS

    (a) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into a different number or kind of shares or securities as a result of a reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or the like, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to Awards, and the exercise purchase price thereof, theretofore granted under this Plan, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

    (b) If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if all or substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards, other than Incentive Stock Options, theretofore granted under this Plan and the exercise or settlement price of such Awards, (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan, (iii) the aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant, and (iv) the limitation on the number of, and the number of, Common Shares subject to Awards specified in Section 4 and in Section 5(c), respectively.

    Section 9. AMENDMENT AND TERMINATION OF PLAN

    The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient, without the consent of such recipient, of any Award theretofore granted under this Plan, or of any of his or her rights thereunder or with respect thereto; provided. further, that if an amendment to the Plan would (a) increase the maximum number of Common Shares that may be issued pursuant to (i) all Awards granted under this Plan, (ii) all Incentive Stock Options granted under this Plan, or (iii) Awards of any type granted under this Plan during any calendar year to any one Participant or Non-employee Director, (b) change the class of persons eligible to receive Awards under the Plan, (c) otherwise materially increase the benefits hereunder accruing to Participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein, or (d) affect the Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time. Notwithstanding the foregoing, the provisions of this Plan designating persons eligible to receive Non-employee Director Options and specifying the amount, exercise price and timing of Awards to Non-employee Directors shall not be amended more than once every six months, other than to comply with changes in the Code or ERISA, or the rules thereunder, as amended from time to time.

    Section 10. EFFECTIVE DATE OF PLAN

    This Plan shall be effective as of July 1, 1998, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting of such stockholders duly held in accordance with the laws of the State of Delaware.

                                   APPENDIX B

                               MYLEX CORPORATION
                       1998 EMPLOYEE STOCK PURCHASE PLAN

    The Mylex Corporation 1998 Employee Stock Purchase Plan (the "Plan") shall be established and operated in accordance with the following terms and conditions.

1.  DEFINITIONS:

    As used in the Plan the following terms shall have the meanings set forth below:

        (a) "BOARD" means the Board of Directors of the Company.

        (b) "CODE" means the Internal Revenue Code of 1986, as amended.

        (c) "COMMITTEE" means the committee appointed by the Board to administer the Plan, as described in Section 4 below.

        (d) "COMMON STOCK" means the Common Stock of the Company.

        (e) "COMPANY" means Mylex Corporation, a Delaware corporation.

        (f) "CONTINUOUS EMPLOYMENT" means the absence of any interruption or termination of service as an Employee with the Company and/or its Participating Subsidiaries. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than sixty
    (60) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        (g) "ELIGIBLE COMPENSATION" means, with respect to each Participant for each pay period, the full salary and wages paid to such Participant by the Company or a Participating Subsidiary, including commissions, bonuses and overtime pay. Except as otherwise determined by the Committee, "Eligible Compensation" does not include:

            (i) any amounts contributed by the Company or a Participating Subsidiary to any pension plan or plan of deferred compensation;

            (ii) any automobile or relocation allowance (or reimbursement for any such expenses);

           (iii) any amounts paid as a starting bonus or finder's fee;

            (iv) any amounts realized from the exercise of qualified or non-qualified stock options;

            (v) any amounts paid by the Company or a Participating Subsidiary for other fringe benefits, such as health care, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits or perquisites, such as cash-out of credit generated under a plan qualified under Code Section 125;

            (vi) other similar forms of extraordinary compensation; or

           (vii) any Participant's commissions, bonus or overtime pay to the extent such Participant has elected to exclude, in a writing acceptable to the Committee, such compensation from his or her Eligible Compensation.

        (h) "ELIGIBLE EMPLOYEE" means an Employee who is eligible to participate in the Plan, as described in Section 5 below.

        (i) "EMPLOYEE" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Participating Subsidiaries.

        (j) "ENROLLMENT DATE" means December 16, 1998, for the first Offering Period under the Plan and, thereafter, the first day of each Offering Period.

        (k) "EXERCISE DATE" means the last Trading Day of each Offering Period.

        (l) "EXERCISE PRICE" means the price per share of shares offered in a given Offering Period determined as provided in Section 10 below.

        (m) "FAIR MARKET VALUE" means, with respect to a share of Common Stock as of any date, the last sale price of such Common Stock on the NASDAQ-NMS on such date, as reported in the Wall Street Journal. In the event that such price is not available for an Enrollment Date or an Exercise Date, the Fair Market Value of a share of Common Stock on such date shall be the last sale price of a share of the Common Stock on the NASDAQ-NMS on the last business day prior to such date or such other amount as may be determined by the Committee by any fair and reasonable means.

        (n) "NASDAQ-NMS" means the National Association of Securities Dealers, Inc. Automated Quotation National Market System.

        (o) "OFFERING PERIOD" means the period during which an option granted pursuant to the Plan may be exercised. Except as modified in accordance with the provisions of Section 6 below, each offering period shall be approximately six (6) months in duration. A new Offering Period shall begin on the first Trading Day on or after each June 1 and December 1 (December 16, 1998, for the first Offering Period) and ending on the last Trading Day in the period on or before November 30 or May 31.

        (p) "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan by filing an enrollment agreement with the Company, as provided in Section 7 below.

        (q) "PARTICIPATING SUBSIDIARY" means any Subsidiary other than a Subsidiary excluded from participating in the Plan by the Committee, in its sole discretion.

        (r) "PLAN" means this Mylex Corporation 1998 Employee Stock Purchase
    Plan.

        (s) "SUBSIDIARY" means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of
    Section 424(f) of the Code or any successor thereto.

        (t) "TRADING DAY" shall mean a day on which national stock exchanges and the NASDAQ-NMS are open for trading.

        (u) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

2.  PURPOSE OF THE PLAN

    The purpose of the Plan is to provide present and future employees of the Company and its Participating Subsidiaries an incentive in the performance of their services by giving them an opportunity to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock and to profit from increases in the value of the Common Stock. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

3.  SHARES RESERVED FOR THE PLAN

    There shall be reserved for issuance and purchase by Employees under the Plan an aggregate of 500,000 shares of Common Stock, subject to adjustment as provided in Section 15 below. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

4.  ADMINISTRATION OF THE PLAN

    (a) The Plan shall be administered by a Committee appointed by, and which shall serve at the pleasure of, the Board. However, the Board may elect to function as the Committee. The Committee shall consist of not less than two members of the Board who are not officers or employees of the Company or of any of its Subsidiaries. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons.

    (b) The Committee may request advice or assistance or employ such other persons as it in its absolute discretion deems necessary or appropriate for the proper administration of the Plan, including, without limitation, employing a brokerage firm, bank or other financial institution to assist in the purchase of shares hereunder, delivery of reports or other administrative aspects of the Plan.

5.  ELIGIBILITY TO PARTICIPATE IN THE PLAN

    Subject to the provisions of the Plan and any limitations imposed by any future amendments to Section 423(b) of the Code (or successor provisions), any person who, as of an Enrollment Date, is an Employee of the Company or a Participating Subsidiary (after it becomes a Participating Subsidiary) shall be eligible to participate in the Plan for the Offering Period beginning on that Enrollment Date.

6.  OFFERING PERIODS

    Shares shall be available for purchase under the Plan during consecutive Offering Periods, with the first Offering Period commencing on December 16, 1998, and, thereafter, with a new Offering Period commencing on each June 1 and December 1 during the term of the Plan, or as otherwise determined by the Committee. The Committee shall have the power to change the duration of the Offering Periods, after the first Offering Period, from time to time, without stockholder approval if such change is announced to all Eligible Employees at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be so affected.

7.  ELECTION TO PARTICIPATE IN THE PLAN

    (a) Each Eligible Employee may elect to participate in the Plan with respect to an Offering Period by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Company prior to the applicable Enrollment Date, unless another time for filing the enrollment form with respect to a given Offering Period is set by the Committee.

    (b) All Participant purchases pursuant to the Plan shall be made only by the proceeds of payroll deductions. Payroll deductions for a Participant shall commence on the first payroll date following his or her Enrollment Date and shall end on the last payroll date in the applicable Offering Period, unless sooner terminated by the Participant as provided in Section 12 below.

    (c) Unless an Eligible Employee elects otherwise prior to the Enrollment Date for any Offering Period by submitting to the Company a form provided by the Company for such purpose, such Eligible Employee, if he or she is participating in the immediately preceding Offering Period (the "Prior Offering Period") as of such Enrollment Date, shall be deemed to have (i) elected to participate in such Offering Period, and (ii) authorized the same payroll deduction for such Offering Period as was in effect for such Eligible Employee, as of such Enrollment Date, for the Prior Offering Period.

    (d) The Committee, in its discretion, may terminate the participation of all Participants in any Offering Period as of the last day of any Offering Period (a "Termination Date") and, upon the occurrence of such a termination, all such Participants shall be automatically enrolled, as described below, in the new

Offering Period commencing immediately following such Termination Date if the Exercise Price determined as of the Enrollment Date for such new Offering Period is lower than the Exercise Price determined as of the Enrollment Date of the Offering Period for which the Participants' participation is being terminated. In such event, each of such Participants shall be deemed for purposes of this Plan to have (i) elected to participate in such new Offering Period, and (ii) authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the Termination Date.

8.  PAYROLL DEDUCTIONS

    (a) At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant shall authorize payroll deductions to be made on each payroll date during the Offering Period in an amount of from 1% to 10% of the Eligible Compensation which the Participant receives on such payroll date. The amount of such payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation.

    (b) All payroll deductions made for a Participant shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to the payroll deductions of a Participant under the Plan. A Participant may not make any additional payments into such account. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    (c) A Participant may discontinue participation in the Plan as provided in
Section 12 below. A Participant may at any time, but no more than once, during an Offering Period reduce or increase (subject to the limitations of Section 8(a) above) the rate of his or her payroll deductions by completing and filing with the Company a change notice in the form provided by the Company. A Participant may suspend his or her payroll deductions in any Offering Period and may recommence payroll deductions, effective the first date of any subsequent Offering Period, by completing and filing with the Company such change notice. Any such increase or reduction in the rate of a Participant's payroll deductions and any such suspension shall be effective as of first pay period ending at least ten (10) days after the Participant files the change notice with the Company.

9.  GRANT OF OPTIONS

    (a) On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 9(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date of each Offering Period (at the Exercise Price as of such Exercise Date determined as provided in Section 10 below) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated during the Offering Period ending on such Exercise Date by the Exercise Price (as determined in accordance with Section 10 below); provided that the number of shares subject to the option for each Offering Period shall not exceed 1,250 (subject to the adjustment as provided in Section 15 below).

    (b) Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries, including, without limitation, this Plan, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

10. EXERCISE PRICE

    The Exercise Price of each of the shares in each Offering Period shall be the lower of (a) 85% of the Fair Market Value of a share of the Common Stock on the applicable Enrollment Date, or (b) 85% of the Fair Market Value of a share of the Common Stock on the applicable Exercise Date.

11. EXERCISE OF OPTIONS

    Unless a Participant withdraws from the Plan as provided in Section 12 below, the Participant's option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares of Common Stock subject to such option will be purchased for the Participant, at the applicable Exercise Price, with the accumulated payroll deductions in the Participant's account. Any amount remaining in the Participant's account after an Exercise Date shall be returned to the Participant within fifteen (15) days after such Exercise Date.

12. WITHDRAWAL AND TERMINATION OF EMPLOYMENT

    (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Plan at any time by giving written notice to the Company on a form provided by the Company for such purpose. Upon the receipt of such notice of withdrawal from a Participant, all of such Participant's payroll deductions credited to such Participant's account will be paid to him or her within fifteen (15) days after receipt of such notice of withdrawal, such Participant's participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares by such Participant will be made. Payroll deductions will not resume on behalf of a Participant who has withdrawn from the Plan unless a new enrollment agreement is delivered to the Company in accordance with Section 7(a) above and, in any event, may not resume during the Offering Period in which such withdrawal occurs.

    (b) Upon termination of a Participant's employment with the Company and/or its Participating Subsidiaries for any reason, including, without limitation, retirement or death, prior to the Exercise Date of an Offering Period, the payroll deductions credited to such Participant's account will be returned to such Participant or, in the case of death, to such Participant's estate, within fifteen (15) days after the date of such termination, and such Participant's options to purchase shares under the Plan will be automatically terminated as of such date.

    (c) In the event an Employee fails to maintain Continuous Employment for at least twenty (20) hours per week during an Offering Period in which such Employee is a Participant, such Employee will be deemed to have elected to withdraw from the Plan, the payroll deductions credited to such Employee's account will be returned to the Employee within thirty (30) days after the last day of the week in which such Employee failed to work at least twenty (20) hours, and the Employee's options to purchase shares under the Plan will be terminated as of such date.

    (d) A Participant's withdrawal from an Offering Period will not have any effect upon such Participant's eligibility to participate in any succeeding Offering Period or in any other stock purchase or other benefit plan adopted by the Company.

13. TRANSFERABILITY

    Options to purchase Common Stock granted under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

14. REPORTS

    Individual accounts will be maintained for each Participant in the Plan. Statements of account, as of each Exercise Date, will be given to participating Employees semi-annually within thirty (30) days after such Exercise Date. Each statement will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any, as of the applicable Exercise Date.

15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    (a) If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued to any Participant upon exercise of options granted under the Plan. No fractional share of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 15.

    (b) In the event of the sale, merger, dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets, any then current Offering Period will terminate immediately prior to the date on which such proposed action is to be consummated, unless otherwise determined by the Committee. Upon any such termination, unless otherwise determined by the Committee, all options to purchase shares will be exercised automatically, on such date (which shall thus be deemed to constitute an Exercise Date), to purchase the maximum number of full shares that may be purchased at the applicable Exercise Price with each Participant's accumulated payroll deductions.

16. AMENDMENT OF THE PLAN

    (a) The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans provided in Section 423 of the Code or any successor thereto, including, without limitation, as result of the failure to obtain stockholder approval of such amendment, if required. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

    (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion to be advisable and which are consistent with the Plan.

    (c) In the event the Board determines that the ongoing operation of the Plan may result in an unfavorable financial accounting consequence, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence, including, but not limited to:

        (1) altering the Purchase Price for any Offering Period, including, without limitation, an Offering Period underway at the time of the change in Purchase Price;

        (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of such action; and

        (3) allocating less than all of the shares of Common Stock purchased during an Offering Period among the Participants in such Offering Period.

    Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

17. TERMINATION OF THE PLAN

    The Plan and all rights of Participants hereunder shall terminate on the earlier of:

        (a) the Exercise Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan; or

        (b) November 30, 2008, unless sooner terminated by the Board at any time in its discretion.

    In the event that the Plan terminates under circumstances described in
Section 17(a) above, reserved shares remaining as of the termination date shall be sold to Participants pro rata, based on the number of shares that each of the Participants is entitled to purchase as of such termination.

18. NOTICES

    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, and by the person, designated by the Company for the receipt thereof. All notices or other communications by the Company to a Participant under or in connection with the Plan shall be deemed to have been duly given when delivered personally to such Participant or two (2) business days after deposit in the U.S. mail, addressed to such Participant at the last address for such Participant provided in writing to the Company.

19. SHAREHOLDER APPROVAL

    Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, at such meeting and entitled to vote thereon.

20. CONDITIONS UPON ISSUANCE OF SHARES

    (a) The Plan, the grant and exercise of options to purchase shares of Common Stock under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. In addition, no option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the option be in effect with respect to the shares issuable under exercise of the option, or (ii) in the opinion of counsel to the Company, the shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of such act. As a condition to the exercise of an option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representations and warranties with respect thereto as may be requested by the Company.

    (b) The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to federal or state income tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

21. EXPENSES OF THE PLAN

    All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company. Any brokerage fees for the purchase or sale of shares by a Participant shall be borne by the Participant.

22. NO EMPLOYMENT RIGHTS

    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan except pursuant to the terms of the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

23. EFFECT OF THE PLAN

    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

24. APPLICABLE LAW

    The laws of the State of California shall govern all matters relating to this Plan except to the extent (if any) superseded by the laws of the United States.

                               DETACH HERE
------------------------------------------------------------------------------

                                 PROXY

                            MYLEX CORPORATION


                PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




   The undersigned stockholder of MYLEX CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 1999, and hereby appoints Al Montross, Colleen Gray and Ismael Dudhia, each with the power to act without the others and with full power of substitution, to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1999 Annual Meeting of Stockholders of MYLEX CORPORATION to be held on Monday, May 17, 1999, at 2:00 p.m., at the Sheraton Palo Alto, located at 625 El Camino Real, Palo Alto, California 94301, and at any adjournment or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters set forth on the reverse side.

-----------                                                        -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                               SIDE
-----------                                                        -----------

                               DETACH HERE
------------------------------------------------------------------------------

/ X /  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4 AND FOR OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AS THE PROXY HOLDERS DEEM ADVISABLE.


                                                                                                   FOR   AGAINST   ABSTAIN
1. Election of Directors                                2. To approve adoption of the Company's   /   /   /   /    /   /
   Nominees: Al Montross, Dr. Inder M. Singh,              1998 Stock Option and Incentive Plan
             Dr. M. Yaqub Mirza, Ismael Dudhia,            and the reservation of 2,000,000
             Stephen McKenzie, and Walter Wilson           shares of Common Stock for issuance
                                                           thereunder.

   FOR                        WITHHELD                  3. To approve adoption of the Company's   /   /   /   /    /   /
   ALL     /   /        /   / FROM ALL                     1998 Employee Stock Purchase Plan
 NOMINEES                     NOMINEES                     and the reservation of 500,000
                                                           shares of Common Stock for issuance
                                                           thereunder.

                                                        4. To ratify the appointment of KPMG     /   /   /   /    /   /
/   /                                                      Peat Marwick LLP as independent
                                                           public accountants of the Company
      ---------------------------------------              for the fiscal year ending December
       For all nominees except as noted above              25, 1999.

                                                        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     /   /

                                                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING      /   /

                                                        Please sign exactly as your name appears on your stock certificate.
                                                        If such stock is held by joint tenants, both persons should sign.
                                                        When signing as attorney, executor, administrator, trustee or guardian, please note your title as such. If the stock is registered in the name of a corporation, please sign in the corporation's name by the president or any other authorized officer. If the stock is registered in the name of a partnership, please sign in the partnership's name by an authorized person.


Signature:             Date:       Signature:                   Date:
          -------------     -------           ---------------        ---------